Exhibit e-1

Schedule A to the Distribution Agreement

List of Portfolios

(as amended             , 2012)

Wasatch Core Growth Fund

Wasatch Emerging India Fund

Wasatch Emerging Markets Select Fund

Wasatch Frontier Emerging Markets Small Cap Fund

Wasatch Emerging Small Countries Fund

Wasatch Global Science & Technology Fund

Wasatch Global Opportunities Fund

Wasatch-Hoisington U.S. Treasury Fund

Wasatch Heritage Growth Fund

Wasatch International Growth Fund

Wasatch International Opportunities Fund

Wasatch Large Cap Value Fund

Wasatch Long/Short Fund

Wasatch Micro Cap Fund

Wasatch Micro Cap Value Fund

Wasatch Small Cap Growth Fund

Wasatch Small Cap Value Fund

Wasatch Strategic Income Fund

Wasatch Ultra Growth Fund

Wasatch-1st Source Income Fund

Amended on January 31, 2011 to reference the name change of the Wasatch Large Cap Value Fund (formerly Wasatch-1st Source Income Equity Fund) and Wasatch Long/Short Fund (formerly Wasatch-1st Source Long/Short Fund); Amended on March 8, 2011 to add the Wasatch Emerging India Fund; Amended January 6, 2012 to add Wasatch Frontier Emerging Small Countries Fund; Amended             , 2012 to add Wasatch Emerging Markets Select Fund.

WASATCH FUNDS TRUST

By:
Name:	Russell L. Biles
Title:	Vice President

Accepted:

ALPS DISTRIBUTORS, INC.

By:
Name:	Thomas A. Carter
Title:	President